Exhibit 10.1

Assignment and Assumption of Indemnification Agreement

AGREEMENT, effective as of , among The Walt Disney Company, a Delaware corporation (“TWDC”), TWDC Enterprises 18 Corp, a Delaware corporation (formerly known as The Walt Disney Company) (“Old Disney”) and (the “Indemnitee”).
WHEREAS, Old Disney and Indemnitee are parties to that certain Indemnification Agreement dated as of (the “Indemnification Agreement”);
WHEREAS, in connection with the acquisition of Twenty-First Century Fox, Inc. and certain of its subsidiaries (the “21CF Acquisition”), Old Disney became a wholly owned subsidiary of TWDC;
WHEREAS, following the 21CF Acquisition, Indemnitee is a director and/or officer of TWDC;
WHEREAS, the Indemnification Agreement contemplates it will be assigned and assumed by a successor to Old Disney under certain circumstances;
WHEREAS, the parties hereto desire to cause the rights and obligations of Old Disney pursuant to the Indemnification Agreement to be assigned to TWDC; and
WHEREAS, the parties hereto desire to confirm that the 21CF Acquisition did not constitute an occurrence of a “Change in Control” or “Potential Change in Control” (each as defined in the Indemnification Agreement) pursuant to the Indemnification Agreement.
NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to provide services to TWDC directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:
1.    Assignment. Old Disney hereby assigns, and TWDC hereby assumes, Old Disney’s rights and obligations pursuant to the Indemnification Agreement. TWDC agrees to perform the Indemnification Agreement in the same manner and to the same extent that Old Disney would have been required to perform the Indemnification Agreement if such assignment had not taken place.
2.    No Change in Control. The parties hereto hereby acknowledge and agree that no Change in Control or Potential Change in Control occurred in connection with the 21CF Acquisition and the transactions related thereto.
3.    Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
4.    Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of TWDC, spouses, heirs, and personal and legal representatives.

5.    Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, which is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
6.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.
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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first set forth above.

THE WALT DISNEY COMPANY

By:

TWDC ENTERPRISES 18 CORP.

By:

[Indemnitee name]